Exhibit 10.2
GUARANTY AGREEMENT
GUARANTY AGREEMENT (this “Agreement”) dated as of July 1, 2011, among the GUARANTOR party hereto (the “Guarantor”) and JPMORGAN CHASE BANK, N.A., as administrative agent on behalf of the Lenders (as hereinafter defined) (the “Administrative Agent”).
RECITALS:
A. Nationwide Health Properties, Inc., a Maryland corporation (the “Borrower”), certain lenders party thereto (the “Lenders”) and the Administrative Agent are party to (i) that certain Term Loan Agreement, dated as of June 3, 2011 (as the same may be Modified from time to time) (as may be amended or modified, the “Term Loan Agreement”; and, except as otherwise herein expressly provided, all capitalized terms used herein shall have the meaning assigned to such terms in the Term Loan Agreement) and (ii) that certain Consent Agreement, dated as of June 3, 2011 (as may be Modified, the “Consent Agreement”).
B. The Borrower has informed the Lenders and the Administrative Agent that the Ventas Acquisition (as defined in the Consent Agreement) shall become effective on the date of this Agreement.
C. This Agreement is being delivered pursuant to the terms of the Consent Agreement as a condition to the consent of the Administrative Agent and the Lenders to the Ventas Acquisition.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1. The Guaranty.
(a) The Guarantor hereby guarantees to the Administrative Agent and each of the holders of the Obligations, as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations (the “Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantor hereby further agrees that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.
(b) Notwithstanding any provision to the contrary contained herein, in any of the other Loan Documents or other documents relating to the Obligations, the obligations of the Guarantor under this Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law. As used in this Agreement, the term “Debtor Relief Laws” shall mean the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, as codified at 11 U.S.C. § 101 et seq., and the rules and regulations promulgated thereunder, or any successor provision thereto and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

Section 2. Obligations Unconditional. The obligations of the Guarantor under Section 1 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, compromise, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable laws, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. The Guarantor agrees that the Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower for amounts paid under this Agreement until such time as the Obligations have been irrevocably paid in full and the Commitments relating thereto have expired or been terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder, which shall remain absolute and unconditional as described above:
(a) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(b) any of the acts mentioned in any of the provisions of any of the Loan Documents, or other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein shall be done or omitted;
(c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Guaranteed Obligations, or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(d) any Lien granted to, or in favor of, the Administrative Agent or any of the holders of the Guaranteed Obligations as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or
(e) any of the Guaranteed Obligations shall be determined to be void or voidable (including for the benefit of any creditor of the Guarantor) or shall be subordinated to the claims of any Person (including any creditor of the Guarantor).
With respect to its obligations hereunder, the Guarantor hereby expressly waives diligence, presentment, demand of payment, protest, notice of acceptance of the guaranty given hereby and of extensions of credit that may constitute Guaranteed Obligations, notices of amendments, waivers and supplements to the Loan Documents and other documents relating to the Guaranteed Obligations, or the compromise, release or exchange of collateral or security, and all notices whatsoever, and any requirement that the Administrative Agent or any holder of the Guaranteed Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.

Section 3. Reinstatement. Neither the Guarantor’s obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower, by reason of the Borrower’s bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Guaranteed Obligations. The obligations of the Guarantor under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings pursuant to any Debtor Relief Law or otherwise, and the Guarantor agrees that it will indemnify the Administrative Agent and each holder of Guaranteed Obligations on demand for all reasonable costs and expenses (including all reasonable fees, expenses and disbursements of any law firm or other counsel) incurred by the Administrative Agent or such holder of Guaranteed Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.
Section 4. Certain Waivers. The Guarantor acknowledges and agrees that (a) the guaranty given hereby may be enforced without the necessity of resorting to or otherwise exhausting remedies in respect of any other security or collateral interests, and without the necessity at any time of having to take recourse against the Borrower hereunder or against any collateral securing the Guaranteed Obligations or otherwise, (b) it will not assert any right to require the action first be taken against the Borrower or any other Person (including any co-guarantor) or pursuit of any other remedy or enforcement of any other right and (c) nothing contained herein shall prevent or limit action being taken against the Borrower hereunder, under the other Loan Documents or the other documents and agreements relating to the Guaranteed Obligations or from foreclosing on any security or collateral interests relating hereto or thereto, or from exercising any other rights or remedies available in respect thereof, if neither the Borrower nor the Guarantor shall timely perform their obligations, and the exercise of any such rights and completion of any such foreclosure proceedings shall not constitute a discharge of the Guarantor’s obligations hereunder unless as a result thereof, the Guaranteed Obligations shall have been paid in full and the Commitments relating thereto shall have expired or been terminated, it being the purpose and intent that the Guarantor’s obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances.
Section 5. Remedies. The Guarantor agrees that, to the fullest extent permitted by law, as between the Guarantor, on the one hand, and the Administrative Agent and the holders of the Guaranteed Obligations, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Article VII of the Loan Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VII of the Loan Agreement) for purposes of Section 1 of this Agreement, notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantor for purposes of Section 1.
Section 6. [Intentionally Deleted].
Section 7. Guaranty of Payment; Continuing Guaranty. The guarantee in this Agreement is a guaranty of payment and not of collection, and is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

Section 8. Guarantor’s Representations. The Guarantor hereby represents and warrants to the Administrative Agent and the Lenders, as follows:
(a) The Guarantor has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement by the Guarantor has been duly authorized by all necessary corporate action; and this Agreement has been duly and validly executed and delivered by the Guarantor and constitutes the Guarantor’s legal, valid and binding obligation, enforceable in accordance with its respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 9. Ratification. Except as modified herein, all of the Loan Documents are hereby ratified and confirmed on behalf of the parties hereto and thereto.
Section 10. Miscellaneous.
(a) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b) Amendments, Etc. The terms of this Agreement may be waived, modified and amended only by an instrument in writing duly executed by the Guarantor and the Administrative Agent (with any required consent of the Lenders pursuant to the Term Loan Agreement). Any such waiver, modification or amendment shall be binding upon the Guarantor and the Administrative Agent, each Lender and each holder of any of the Notes.
(c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Guarantor, the Administrative Agent, the Lenders and any holder of any of the Notes.
(d) Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
(e) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
(f) Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

GUARANTOR: VENTAS, INC.
By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

ADMINISTRATIVE AGENT: JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Marc Costantino
	Name:	Marc Costantino
	Title:	Executive Director

ACKNOWLEDEGED AND AGREED AS OF THE DATE FIRST SET FORTH:

BORROWER:

NATIONWIDE HEALTH PROPERTIES, LLC, a Delaware limited liability company (as successor-by-merger to Nationwide Health Properties, Inc., a Maryland corporation)

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President and Associate Secretary